Exhibit 99.2

NJR CONTACT:
Adam Prior
Director, Investor Relations
Office Phone: 732-938-1145
aprior@njresources.com
www.njresources.com
1415 Wyckoff Road Wall, NJ 07719

November 21, 2024

NEW JERSEY NATURAL GAS COMPANY
SUMMARY OF BASE RATE CASE SETTLEMENT
A 29% Increase in Rate Base to $3.245 Billion

At its regularly scheduled meeting today, the New Jersey Board of Public Utilities (“BPU”) approved a $157.0 million base rate increase for New Jersey Natural Gas Company (“NJNG” or the “Company”), the principal subsidiary of New Jersey Resources Corporation (NJR).  New base rates will be effective on November 21, 2024.

BACKGROUND
NJNG filed a base rate case in January 2024 seeking a $222.6 million increase in its delivery rates.  Based upon its final update, NJNG supported an increase of $219.9 million, reflecting the Company’s actual test year.  Since the conclusion of its last base rate case in 2021, NJNG has invested approximately $850 million to upgrade and enhance the safety and reliability of its transmission and distribution systems.

KEY PROVISIONS
The rate case settlement (the “Settlement”) contains several important components including:

•	A 29% increase in rate base to $3.245 billion from $2.523 billion.

•	An overall rate of return of 7.08% calculated as follows:

	Ratios	Cost Rate	Weighted Cost Rate
Long-term Debt	46.0%	4.11%	1.89%
Common Equity	54.0%	9.60%	5.18%
Total	100.0%		7.08%

•	An agreed upon Return on Equity of 9.60% with a 54.0% equity ratio. This maintains the 9.60% ROE with a 54.0% equity ratio in NJNG’s last base rate case in 2021.

•	Increasing the existing composite depreciation rate to 3.21%.

REVENUE INCREASE DETAILS
The following components support the revenue increase in the Settlement:

($ millions, except as noted)
Rate Base	$3,245
Rate of Return	7.08%
Income Requirement	$229.6
Pro-Forma Income	$117.7
Operating Income Deficiency	$111.9
Revenue Factor	1.4029
Revenue Requirement	$157.0

RECONCILIATION
The primary differences between the Company’s original request and the increase granted are as follows:
($ millions)	Amount
AMOUNT REQUESTED – January 2024		$222.6

UPDATES
Rate Base/Cost of Debt Updates	(3.7)
Operating Income Updates	1.0	(2.7)
SUPPORTED AMOUNT AFTER UPDATES – November 2024		$219.9

SETTLEMENT RECONCILIATION
Reduction in Rate Base/WACC	(31.0)
Operating Income Adjustments	(31.9)	(62.9)

SETTLEMENT AMOUNT		$157.0

COMPARISON OF PREVIOUS NJNG BASE RATE CASES
Listed below is a comparison of the major financial aspects of NJNG’s last three base rate cases:
($ millions, except as noted)	November 2024 Order	November 2021 Order	November 2019 Order
Rate Base	$3,245	$2,523	$1,764
Common Equity Component	54.0%	54.0%	54.0%
Return on Equity	9.60%	9.60%	9.60%
Depreciation Rate	3.21%	2.78%	2.78%
Filing Date	January 2024	March 2021	March 2019

FORWARD-LOOKING STATEMENTS:
This investor fact sheet contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this investor fact sheet include, but are not limited to, certain statements NJNG’s base rate case and investment programs.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities Exchange Commission (“SEC”), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this investor fact sheet is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing residential and customers with low-carbon solutions.
•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR: www.njresources.com.

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